CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Nocopi Technologies, Inc.
Conshohocken, PA.

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated March 3, 1998, relating to the financial statements and schedule of Nocopi Technologies,Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

                                                      BDO SEIDMAN, LLP

Philadelphia, PA.
April 15, 1998